EXHIBIT 99.1


PRESS RELEASE                               Source: XStream Beverage Group, Inc.

XSTREAM BEVERAGE GROUP, INC. ACQUIRES MAUI JUICE COMPANY
Tuesday March 2, 9:03 am ET

HAWAIIAN-BASED COMPANY CONSIDERED ONE OF THE PIONEERS IN THE MULTI-BILLION DOLLAR FUNCTIONAL DRINK/NEW AGE CATEGORY

FORT LAUDERDALE, Fla., March 2 /PRNewswire-FirstCall/ -- XStream Beverage Group, Inc. (OTC Bulletin Board: XSBG - News) today announced it has completed the acquisition of the Maui Juice Company. Founded in 1986, Maui is considered one of the pioneers in the functional drink/new age category. The company currently sells its seven flavors of fresh perishable juice throughout Hawaii.

"We consider the Maui Juice Company one of the hidden gems in the beverage industry," said Jerry Pearring, CEO of XStream Beverage Group, Inc. "Maui Juice has been an Hawaiian favorite long before any of the prominent national brands in the functional drink/new age category were even developed. In essence, they were one of the pioneers in the category which domestically has grown to more than $5 billion in annual sales."

Maui's current line of fresh perishable products consists of seven flavors in three segments. Its nutrient-enhanced drinks include Ginger Blast, Noni Lemonade and Aloe Lime C Charge. The company offers a Papaya Orange juice blend. Its smoothie line consists of Pineapple Coconut, Strawberry Passion and Spirulina. The products, which are produced from all-natural, local ingredients at a company-owned facility in Maui, are available in single and multi-serve packaging. The Company said that Maui Juice line will continue to be made in that facility utilizing lush, tropical ingredients from local resources.

"The Maui line of all natural, premium juice and nutrient enhanced juice drinks promote a sense of health, wellness and goodwill by utilizing the tropical imagery of Maui and capturing the Aloha Spirit," said Pearring. "Since distribution has been limited to Hawaii we're every excited about the prospects of bringing Maui Juice to the mainland where consumer interest in more healthy lifestyles is increasing demand for functional/new age beverages. We're quite confident that Maui will be a formidable competitor."

"For nearly two decades we've taken great care to maintain the integrity of Maui Juice and to uphold its reputation as an island favorite," said Maui Juice Company president, Larry Lassek. "Over the years we've had a number of interested suitors but none of them truly understood and appreciated the mystic surrounding our products like XStream Beverage Group."

The acquisition of the Maui Juice Company reinforces XStream Beverage Group's short- and long-term strategy to build brands while establishing its own distribution network. The Company recently acquired the historic Squeeze soda brand in an all-stock purchase, its first entry in the "retro," gourmet soda category.

The Maui Juice Company acquisition is being facilitated through a combination of stock and cash tied to certain performance criteria. Specific terms were not disclosed.

Less than a year ago, the Company introduced its proprietary energy drink, Yohimbe. Made from the bark of the West African Corynanthe Yohimbe tree, the drink also contains vitamins B-12, B-6 and taurine, which is an essential amino acid. Since its introduction in March 2003, sales of the product

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have grown consistently, making particular inroads in several of the popular clubs in South Beach and Ft. Lauderdale, as well as various spots in Connecticut.

XStream Beverage Group currently has its own distribution facilities in Ft. Lauderdale, Fla. and Bristol, Conn. Plans call for the acquisition of small- to medium-sized distributors in strategic locations around the nation, while concurrently introducing its own proprietary products through those distribution channels.


About XStream Beverage Group, Inc.


XStream Beverage Group, Inc. is charting a course to become one of the up-and-coming leaders in the beverage industry. The company plans to continue acquiring small- to medium-sized beverage distributors and developing brands under its own label or through acquisition. The company is a fully reporting, public entity trading on the OTC Bulletin Board, ticker symbol XSBG.OB. Learn more at http://www.xbev.com/
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This press release includes forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include failure to complete successfully the development of new or enhanced products, the Company's future capital needs, the success of competitive products, fluctuations in costs, changes in consumer preferences and other items described in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update any statements in this press release.

     For further information, contact:

     Peter Nasca
     Peter Nasca Associates, Inc.
     Chicago:  312-421-0723
     Miami:    305-937-1711

     pnasca@pnapr.com